     As filed with the Securities and Exchange Commission December 29, 1995
                                                      Registration No. 33-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                             ______________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                                  SPIEGEL, INC.

               (Exact name of issuer as specified in its charter)

                      Delaware                             36-2593917
            (State or other jurisdiction                (I.R.S. Employer
          of incorporation or organization)            Identification No.)

              3500 LACEY ROAD, DOWNERS GROVE, ILLINOIS  60515-5432
               (Address of principal executive office) (Zip Code)

                  SPIEGEL, INC. SEMI-MONTHLY SALARIED EMPLOYEES
                           INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)
                             ______________________

     JAMES W. SIEVERS                          COPY TO:
     Senior Vice President,                    Jay A. Lipe
     Chief Financial Officer                   Rooks, Pitts and Poust
     Spiegel, Inc.                             10 South Wacker Drive, Suite 2300
     3500 Lacey Road                           Chicago, Illinois  60606
     Downers Grove, Illinois  60515-5432       (312) 876-1700
     (708) 986-8800

                     (Name and address of agent for service)
                             ______________________

                         CALCULATION OF REGISTRATION FEE

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                         Proposed       Proposed
                         Maximum        Maximum
                         Amount         Offering      Aggregate     Amount of
Title of Securities      To Be          Price Per     Offering      Registration
To Be Registered         Registered     Share(1)      Price(1)      Fee(1)

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Class A Non-Voting
Common Stock,
par value $1.00
per share                300,000         $8.00        $2,400,000.00   $827.59

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(1)  The shares are to be offered at prices not presently determinable.
Pursuant to Rule 457 the offering price is calculated solely for the purpose of determining the registration fee and is based on the average of the high and low prices reported in the WALL STREET JOURNAL of December 26, 1995, of the Class A Non-Voting Common Stock as quoted on the NASDAQ National Market System on December 22, 1995.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statements Nos. 33-19663, 33-32385, 33-38478, 33-44780, 33-56200
and 33-51755.

The Exhibit Index required by Item 601 of Regulation S-K is located at page
II-11.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the registration statement:

     (a) The registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

     (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The descriptions of the registrant's Class A Non-Voting Common Stock which are contained in the registrant's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

     (d) The registrant's Registration Statements on Form S-8 (Registration Nos. 33-19663, 33-32385, 33-38478, 33-44780, 33-56200 and 33-51755).

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Class A Non-Voting Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as; so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Seventh of the Registrant's Restated Certificate of Incorporation states as follows:

          "A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended."

          Further, Article IX of the Registrant's By-Laws states as follows:

               "(a) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of the Corporation, or a director, officer, employee, fiduciary or agent of any other enterprise serving at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and
          (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses incurred by a director, officer, employee, fiduciary or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Subsections of this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) The provisions of this Section shall be applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Section, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Section. A finding that any provision of this Section is invalid or of limited application shall not affect any other provision of this Section nor shall a finding that any portion of any provision of this Section is invalid or of limited application affect the balance of such provision.

               (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

               (i) All terms contained in this Section shall have the meaning given to them by Section 145 of the Delaware General Corporation Law.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

          Section 145 of the General Corporation Law of the State of Delaware provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or was serving, at the request of the corporation, as a director, officer, employee or agent of another enterprise against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of a corporation, provided such person acted in good faith and in a manner he believed to be not opposed to the best interests of the corporation, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation.

     Section 102(b) of the General Corporation Law of the State of Delaware in dealing with matters that may be contained in the certificate of incorporation, provides that the corporation, in its original certificate or an amendment thereto, may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for the breach of the director's fiduciary duty. Such a provision may not eliminate or limit the director's liability for a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for an unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived an improper personal benefit.

     The Registrant has obtained directors' and officers' insurance which insures directors and officers of the Registrant against wrongful acts as a director or officer, including civil liabilities pursuant to the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 29th day of December, 1995.


                                             SPIEGEL, INC.


                                        By:  /s/John J. Shea
                                             -----------------------------------
                                             John J. Shea, Vice Chairman,
                                             President and Chief Executive
                                             Officer and Principal Operating
                                             Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 1995.

     Signature                               Title
     ---------                               -----


/s/John J. Shea                    Vice Chairman, President, Chief Executive
------------------------------     Officer and Director (Principal Operating
John J. Shea                       Executive Officer)


/s/James W. Sievers                Senior Vice President, Chief Financial
------------------------------     Officer and Director (Principal Financial
James W. Sievers                   and Accounting Officer)


------------------------------     Director
*Kenneth A. Bochenski

------------------------------     Director
*Dr. Michael Otto



------------------------------     Director
Hans-Christoph Fischer




------------------------------     Director
*Thomas Bohlmann



------------------------------     Director
Horst R. Hansen



------------------------------     Director
Karl-August Hopmann



------------------------------     Director
*Dr. Peter Mueller



------------------------------     Director
Dr. Peer Witten

------------------------------     Director
*David C. Moon



------------------------------     Director
Hans Jorg Hammer



------------------------------     Director
*Dr. Michael Crusemann



*By: /s/John J. Shea
     -------------------------
     Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                        Page No.
                                                                        --------

*4(a)          Restated Certificate of Incorporation of the
               Company (filed by incorporation by reference to
               Exhibit 4.1 to the Company's Registration
               Statement on Form S-3, Registration No. 33-50739,
               filed October 25, 1993).                                      N/A

*4(b)          By-Laws of the Company (filed by incorporation by
               reference to Exhibit 4.2 of the Company's
               Registration Statement No. 33-50739, filed October
               25, 1989).                                                    N/A

*4(c)          Specimen Stock Certificate (filed by incorporation
               by reference to the Company's Annual Report on
               Form 10-K for the year ended December 31, 1988).              N/A

5              Opinion of Rooks, Pitts and Poust regarding the
               legality of the Class A Non-Voting Common Stock being
               registered.                                                    12

15             Not applicable.                                               N/A

24(a)          Consent of Rooks, Pitts and Poust (contained in Exhibit 5)    N/A

24(b)          Consent of KPMG Peat Marwick LLP                               14

25             Powers of Attorney.                                            15

28(a)          Spiegel, Inc. Semi-Monthly Salaried Employees
               Incentive Stock Option Plan, as Amended and
               Restated as of December 1, 1995.                               23

*28(b)         Form of Stock Option Agreement, as amended as of
               December 29, 1993 (filed by incorporation by
               reference to Exhibit 28(b) of Registration
               Statement on Form S-8 No. 33-51755, filed December
               29, 1993).                                                    N/A

29             Not applicable.                                               N/A


_______________
*Incorporated by reference.